Exhibit 10.7

KIMBALL ELECTRONICS, INC.

2014 STOCK OPTION AND INCENTIVE PLAN

KIMBALL ELECTRONICS, INC.

2014 STOCK OPTION AND INCENTIVE PLAN

KIMBALL ELECTRONICS, INC.
2014 STOCK OPTION AND INCENTIVE PLAN

1.Plan Purpose. The purpose of the Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company, (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentive to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of section 162(m) of the Code, to the extent applicable.
2.Definitions. The following definitions are applicable to the Plan:
“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.
“Award” means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Unrestricted Shares, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Exchange Rights or any combination thereof, as provided in the Plan.
“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.
“Committee” means the Committee appointed by the Board pursuant to Section 3 hereof.
“Common Stock” means shares of common stock, no par value per share, of the Company as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.
“Company” means Kimball Electronics, Inc., an Indiana corporation.
“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the

Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company.
“Director” means any individual who is a member of the Board.
“Disability” means, with respect to a Participant, a physical or mental impairment that would entitle the Participant to benefits under the Company’s long-term disability plan.
“EBITDA” means earnings before interest, taxes, depreciation and amortization.
“Economic Profit” means net income of the Company less the Company’s cost of capital. Economic Profit shall be calculated under this Plan in the same manner in which it is calculated for purposes of the Company’s Profit Sharing Incentive Bonus Plan.
“Employee” means any person, including an officer, who is employed by the Company or any Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.
“Incentive Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Code section 422.
“Market Value” means, with respect to any Share of Common Stock, the closing sales price of one Share for the market trading day on the date of the determination (or if no sales of Shares were reported on that date, on the last trading day on which sales of Shares were reported) on The NASDAQ Stock Market LLC (“NASDAQ”), or, if the Shares are not then listed on NASDAQ, on the principal exchange on which the Shares are then listed for trading, or, if no Shares are then listed for trading on any exchange, the mean between the last reported “bid” and “asked” prices of one Share, as reported by an over-the-counter market or by any other customary financial reporting service or system then in use, for the market trading day on the date of determination (or if there were no “bid” or “asked” prices reported on that date, on the last trading day on which “bid” and “asked” prices were reported), or, if no such reported prices are available, the fair market value on such date of one Share as the Committee shall determine consistently with the standards for determining fair market value under Code section 409A and its interpretive regulations.
“Non-Qualified Stock Option” means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.
“Option” means an Incentive Stock Option or a Non-Qualified Stock Option. “Participant” means any individual selected by the Committee to receive an Award.
“Performance Cycle” means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.

“Performance Shares” means Shares awarded pursuant to Section 15 hereof.
“Performance Unit” means an equity-related unit of interest awarded pursuant to Section 15 hereof, other than a Performance Share.
“Plan” means the Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan.
“Reorganization” means the liquidation or dissolution of the Company, or any merger, share exchange, consolidation or combination of the Company (other than a merger, share exchange, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof), or the sale of all or substantially all of the assets of the Company.
“Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 13 hereof with respect to Restricted Shares.
“Restricted Shares” means Shares that have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 13 hereof, so long as such restrictions are in effect.
“Restricted Share Unit” means an Award, granted to a Participant pursuant to Section 14 hereof, of a right to receive a payment in the future based on the value of Common Stock.
“Retirement” means, with respect to a Participant, termination of Continuous Service, for any reason other than death, after the Participant has attained the minimum retirement age under the governmental retirement system for the applicable country (age 62 in the United States).
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means the shares of Common Stock.
“Stock Appreciation Rights” means an Award granted to a Participant pursuant to Section 12 hereof.
“Unrestricted Shares” means Shares awarded to a Participant by the Committee without any restrictions.
3.Administration. The Plan will be administered by a Committee of the Board, which will consist of three or more members of the Board, each of whom will be an independent director within the meaning of the rules and regulations of NASDAQ, a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code section 162(m). The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.
Notwithstanding the foregoing, the Committee may delegate to certain executive officers of the Company selected by the Committee the authority to grant Awards to Employees or consultants of the Company or its Affiliates, subject to specified volume limitations and other conditions determined by the Committee. The Committee may not delegate authority to grant Awards to any “Officer,” as such term is defined in Rule 16a-1(f) of the Exchange Act.
A majority of the Committee will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, will be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.
4.Participants. The Committee may select from time to time Participants in the Plan from those Directors, Employees or consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates, and in the case of consultants, are natural persons who provide services to the Company or any Affiliate, other than in connection with a capital raising transaction or promoting or maintaining a market in the Company’s Common Stock.
5.Substitute Options. In the event the Company or an Affiliate consummates a transaction described in Code section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code section 424(a) shall determine the number and Exercise Price of the substitute Options.
6.Shares Subject to Plan and Limitations on Grants. Subject to adjustment by the operation of Section 16 hereof:
(a)The maximum number of Shares that may be issued with respect to Awards made under the Plan is Five Million (5,000,000) Shares.
(b)The maximum number of Shares that may be issued with respect to Incentive Stock Options under the Plan is Five Million (5,000,000) Shares.
(c)Limits on Awards to Individual Participants. The maximum number of Shares that may be granted under the Plan to any Participant in any single calendar year under all forms of Awards will not exceed Four Hundred Thousand (400,000) Shares. No Participant may be granted, in any single calendar year, Options and/or Stock Appreciation Rights to purchase more than Four Hundred Thousand (400,000) Shares of Common Stock.
(d)The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award Agreement which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.
7.General Terms and Conditions of Options.
(a)The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Committee, in its sole discretion, may determine.
(b)The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, no Option shall be cancelled and replaced with an Option having a lower Exercise Price without further approval of the shareholders of the Company. Notwithstanding any other provision under the Plan, the Exercise Price for any Option awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.
8.Exercise of Options.
(a)Except as provided in Section 18 hereof, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 hereof or as otherwise set forth in the Award Agreement, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.
(b)To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made (i) in cash (including check, bank draft, wire transfer or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price, (iii) by the delivery of a certificate of ownership in which the Participant certifies ownership of Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price (in which case the Company shall withhold the number of Shares certified from the number delivered pursuant to such exercise), (iv) by payment through a broker under a cashless exercise program implemented by the Company in connection with the Plan, or (v) by any other means determined by the Committee in its sole discretion.
9.Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.
(a)Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.
(b)If the Continuous Service of a Participant is terminated by the Company for any reason whatsoever, or is terminated by the Participant for any reason other than death, Disability or Retirement, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service.
(c)In the event of the Participant’s death or Disability, the Participant or the Participant’s beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the one-year period immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.
(d)In the event of the Participant’s Retirement, all of the Participant’s outstanding Options shall vest immediately and become exercisable, but only within the two-year period immediately succeeding the date of Retirement, and in no event after the applicable expiration date of the Options.
(e)Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law and in no event after the applicable expiration date of the Options.
10.Restrictive Covenants. In its discretion, the Committee may condition the grant of any Option under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Option has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Option prior to any breach of any covenant.
11.Incentive Stock Options.
(a)Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock

Option will be granted after the earlier of ten (10) years from the date the Plan, as amended and restated, is approved by the Company’s shareholders or the termination date of the Plan as set forth in Section 26 hereof, (ii) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (iii) the Exercise Price of any Incentive Stock Option will not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iv) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (vi) no Incentive Stock Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service for any reason other than death or Disability. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.
(b)Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.
12.Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:
(a)A Stock Appreciation Right may be made part of an Option at the time of its grant or at any time thereafter during the Option term.
(b)Each Stock Appreciation Right will entitle the holder to elect to receive, in lieu of exercising the Option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:
(i)    the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over
(ii)    the aggregate Exercise Price for such number of Shares.

(c)Each Stock Appreciation Right will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable.
(d)Upon exercise of a Stock Appreciation Right, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.
(e)Exercise of a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.
13.Terms and Conditions of Unrestricted Shares and Restricted Shares. The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Shares and Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Shares will be subject to the following provisions:
(a)At the time of an Award of time-based Restricted Shares, the Committee will establish for each Participant a time-based Restricted Period during which, or at the expiration of which, the Restricted Shares will vest if the Participant remains in Continuous Service. The vesting of Restricted Shares may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 15 hereof) within specified Performance Cycles. Subject to paragraph (g) of this Section, the Participant will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Committee will have the authority, in its discretion, to accelerate the time at which any or all of the time-based restrictions will lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all time-based restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.
(b)If a Participant ceases Continuous Service for any reason other than death, Disability or Retirement, before the Restricted Shares have vested, a Participant’s rights with respect to the unvested portion of the Restricted Shares will terminate and be returned to the Company.
(c)If a Participant ceases Continuous Service by reason of death, Disability or Retirement before any time-based Restricted Period has expired, the Restricted Shares will become fully vested.
(d)The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of death, Disability or Retirement, the Participant will be entitled to a prorated payment, following the close of the applicable Performance Cycle, with respect to any performance-based Restricted Shares that were earned during the Performance Cycle.

(e)Each certificate issued in respect to Restricted Shares will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear the following (or a similar) legend:
“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Kimball Electronics, Inc. 2014 Stock Option and Incentive Plan, and an Award Agreement entered into between the registered owner and Kimball Electronics, Inc. Copies of the Plan and Award Agreement are on file in the office of the Secretary of Kimball Electronics, Inc.”
(f)At the time of an Award of Restricted Shares, the Participant will enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award.
(g)At the time of an Award of Restricted Shares, the Committee may, in its discretion, determine that the payment to the Participant of cash dividends declared or paid on the Restricted Shares by the Company, or a specified portion thereof, will be deferred until the lapsing of the restrictions imposed with respect to the Restricted Shares, and will be held by the Company for the account of the Participant until such time. In the event of deferral, there will be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, will be made at the end of the applicable Restricted Period as originally established, and any Committee decision, under paragraph (a) of this Section, to accelerate the lapse of time-based restrictions on Restricted Shares will not accelerate the payment of deferred dividends and accrued interest. In addition, distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Shares.
(h)At the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (e) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.
(i)No Award of Restricted Shares may be assigned, transferred or encumbered.
14.Terms and Conditions of Restricted Share Units. The Committee will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Share Units and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards, which shall be evidenced by an Award Agreement. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Share Units will be subject to the following provisions:
(a)At the time of an Award of Restricted Share Units, the Committee will establish for each Participant the number of shares of Common Stock subject to the Award and any time-based period or periods at which the Award will be paid. Payment of the Award may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 15 hereof) within specified Performance Cycles.
(b)If a Participant ceases Continuous Service for any reason other than death, Disability or Retirement before the payment date of any portion of the Restricted Share Units, a Participant’s rights with respect to the unvested portion of the Restricted Share Units will terminate.
(c)Subject to Section 24 hereof, if a Participant ceases Continuous Service by reason of death, Disability or Retirement before the vesting and payment date of any time-based portion of the Restricted Share Units, the time-based Restricted Share Units will become fully vested and payable.
(d)Subject to Section 24 hereof, the Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of death, Disability or Retirement, the Participant will be entitled to a prorated payment, following the close of the applicable Performance Cycle, with respect to any performance-based Restricted Share Units that were earned during the Performance Cycle.
(e)The Committee shall determine whether payment shall be made in cash, Common Stock, or a combination of the two. Unless the Committee determines otherwise, payment will be equal to the number of Restricted Share Units payable multiplied by (i) the Market Value of a share of Common Stock at the time of vesting, plus (ii) the sum of all dividends credited on a share of Common Stock during the period commencing on the date of the Restricted Share Unit Award and ending on the date of vesting.
(f)Subject to the terms of Section 22 hereof for any Restricted Share Units intended to qualify as performance-based compensation, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, waive in whole or in part any or all remaining time-based restrictions with respect to the Restricted Share Units of a Participant who terminates employment before the Restricted Share Units are fully vested. If the Committee waives any such restrictions, the affected Restricted Share Units will continue to be paid at the time originally established under paragraph (a) of this Section, without acceleration.
(g)Restricted Share Units are not transferable, except that a Participant may designate a beneficiary to receive any amount payable with respect to Restricted Share Units on the Participant’s death.
15.Performance Shares and Performance Units.
(a)The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee based on any one or any combination of the following business criteria (the “Performance Goals”): (i) Economic Profit; (ii) earnings per share; (iii) return on equity; (iv) return on assets; (v) operating income; (vi) market value per share; (vii) EBITDA;

(viii) cash flow; (ix) net income (before or after taxes); (x) revenues; (xi) cost reduction goals; (xii) market share; and (xiii) total return to shareholders.
(b)In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.
(c)As determined in the discretion of the Committee, Performance Goals may differ among Participants and/ or relate to performance on a Company-wide or divisional basis.
(d)At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum within two and one-half months following the close of the applicable Performance Cycle.
(e)The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.
(f)If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant will be entitled to a prorated payment, following the close of the applicable Performance Cycle, with respect to any Performance Shares or Performance Units that were earned during the Performance Cycle.
16.Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, such adjustments will be made in the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan, the individual limits set forth in Section 6(c) hereof, the number and class of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the Market Value of Shares or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be proportionate and equitable by the Committee to prevent the dilution or enlargement of Awards and to preserve the availability of Shares (or other securities) for future grants under the Plan; provided, however, that the number of Shares subject to any Award will always be rounded down to a whole number. The Committee’s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 13 hereof. To the extent that any adjustment will affect an Award that constitutes deferred compensation subject to Code section 409A, or that would cause an Award to become deferred compensation subject to Code section 409A, the Committee will adjust the Award in a manner that will not constitute the grant of a new stock right or a change in the form of payment under Code section 409A and its interpretive regulations.
17.Effect of Reorganization. Unless otherwise provided by the Committee in the Award Agreement, Awards will be affected by a Reorganization as follows:
(a)If the Reorganization is a dissolution or liquidation of the Company then (i) the time-based restrictions on Restricted Shares will lapse and (ii) each outstanding Option Award will terminate, but each Participant to whom the Option was granted will have the right, immediately prior to the dissolution or liquidation, to exercise the Option in full, notwithstanding the provisions of Section 11 hereof, and the Company will notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.
(b)If the Reorganization is a merger, share exchange, consolidation or combination, upon the effective date of the Reorganization:
(i)     each Participant will be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, such shares or other securities or consideration as the holders of Shares are entitled to receive pursuant to the terms of the Reorganization (the “Acquisition Consideration”);
(ii)    each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates (or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof);
(iii)    each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award; and (iv) each holder of Restricted Shares or Restricted Share Units will be entitled to receive such shares or other securities or consideration as the holders of Shares received upon such Reorganization, which, in the case of Restricted Shares will be subject to the restrictions set forth in Section 13 hereof (unless the Committee accelerates the lapse of such restrictions) and the certificate(s) or other instruments representing or evidencing any shares or other securities shall be legended and deposited with the Company in the manner provided in Section 13 hereof.
Despite any other provision of this Section 17 to the contrary, for Awards of Performance Shares, Performance Units, Restricted Shares, or Restricted Share Units that are intended to qualify as performance-based compensation under Code section 162(m), a Reorganization shall not cause accelerated vesting or payment with respect to those Awards unless the Reorganization constitutes a “change of ownership or control” for purposes of Code section 162(m) and its interpretive regulations; and for Awards of Performance Units or Restricted Share Units that constitute “deferred compensation” within the meaning of Code section 409A, a Reorganization shall not cause accelerated payment with respect to those Awards unless the Reorganization constitutes a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, within the meaning of Code section 409A and its interpretive regulations.
The adjustments contained in this Section and the manner of application of such provisions will be determined solely by the Committee.
18.Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.
19.No Implied Rights. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.
20.Delivery and Registration of Shares. The Company’s obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other applicable federal or state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.
21.Income Tax Withholding. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
22.Waiver of Restrictions and Requirements. Notwithstanding any other provision of the Plan, the Committee may permit the lapse or waiver of restrictions with respect to Restricted Share Units or Restricted Shares or the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares. With respect, however, to Restricted Share Units, Restricted Shares, Performance Units, or Performance Shares that are intended to qualify as performance-based compensation under Code section 162(m), the Committee may not take any action under this Section that will cause those Restricted Share Units, Restricted Shares, Performance Units, or Performance Shares to fail to qualify as performance-based compensation.
23.Termination, Amendment and Modification of Plan, Award Agreements and Awards. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan, any Award Agreement or any outstanding Awards; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, Code section 162(m), or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no such termination, amendment or modification of the Plan, an Award Agreement or an outstanding Award will in any manner adversely affect the Participant without the consent of the Participant to whom the Award was granted or the transferee of the Award.
24.Code Section 409A. The Plan and all Awards will be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or an Award would subject a Participant to gross income inclusion, interest, or additional tax pursuant to Code section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code section 409A standards. A Participant shall not be entitled to payment of a benefit that constitutes “deferred compensation,” within the meaning of Code section 409A, because of the termination of Continuous Service for a reason other than death or Disability, unless that termination constitutes a “separation from service” within the meaning of Code section 409A and its interpretive regulations. If as of the date his or her employment terminates, an Employee is a “specified employee,” within the meaning of Code section 409A, and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee’s last day of employment occurs.
25.Recoupment of Awards. Awards and any compensation or benefits associated therewith shall be subject to repayment or forfeiture as may be required to comply with (a) any applicable listing standards of a national securities exchange adopted in accordance with Section 10D of the Exchange Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder and (b) any policies adopted by the Company to implement such requirements, all to the extent determined by the Committee in its discretion to be applicable to a Participant. Any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.
26.Effective Date and Term of Plan. The Plan, as amended and restated, was approved by the Company’s Board of Directors on _______________, 2014, and will become effective on _______________, 2014. Unless sooner terminated pursuant to Section 23 hereof, no further Awards may be made under the Plan after _______________, 20____. All Awards granted by the Company under the Plan prior to such termination date shall remain outstanding and shall continue to be subject to the terms of the applicable Award Agreements and the terms and conditions of the Plan as in effect prior to such termination date.
27.Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.
28.Shareholder Rights. Except to the extent provided with respect to an Award of Restricted Shares in accordance with Section 13 hereof, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

Adopted by the Board of Directors of Kimball Electronics, Inc. as of _______________, 2014